Preliminary Structural and Collateral Term Sheet

$780,000,000(Approximate) of Senior Certificates

J.P. Morgan Mortgage Trust 2006-A1

Mortgage Pass-Through Certificates, Series 2006-A1

01/03/2006

Features of the Transaction

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Offering consists of approximately 780mm of Senior Certificates expected to be rated AAA by 2 of the 4; S&P, Moody's, Fitch, Dominion.

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The Amount of Senior Certificates is approximate and may vary.

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Multiple groups of Mortgage Loans will collateralize the transaction

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There are approximately 3 groups of Senior Certificates, which may vary.

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The Credit Support for the Senior Certificates of Pools 1,2, & 3 is

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Cross-Collateralized, with respect to losses

Key Terms
Issuer :	J.P.Morgan Mortgage Trust
Underwriter :	J.P.Morgan Securities, Inc.
Depositor :	J.P. Morgan Acceptance Corp. I
Master Servicer:	Wells Fargo
Trustee:	Wachovia Bank
Type of Issuance:	Public
Servicer Advancing:	Yes, Subject to Recoverability.
Compensating Interest:	Paid, But Capped.
Clean-Up Call / Optional Termination:	5% clean-up call (aggregate portfolio)
Legal Investment:	The Senior Certificates are
SMMEA Eligible at Settlement.
ERISA Eligible:	The Senior Certificates are
ERISA eligible subject to limitations set
forth in the final prospectus supplement.
Tax Treatment:	REMIC
Structure:	Senior/Subordinate w/ Shifting Interest
and Subordinate Certificate Prepayment Lockout
Expected AAA Subordination:	4.25% +/- .50%
Rating Agencies:	At least 2 of 4; Moody's, S&P, Fitch, Dominion
Registration:	Senior Certificates - DTC

Time Table

Cut-Off Date	January 1, 2006
Settlement Date	January 31, 2006
First Distribution Date	February 25, 2006
Distribution Date	25th or Next Business Day

JPMSI Contact Information
Trading/Structuring	Greg Boester	Eric Norquist
	John Horner	Marc Simpson	212.834.2499
	Tom Scudese	Bridget Byrnes

Preliminary Mortgage Pool Data (approximate)
	Pool 1	Pool 2	Pool 3

Collateral Type	3Yr Hybrid	5 Yr Hybrid	7 Yr Hybrid
	ARMs	ARMs	ARMs
Outstanding Principal Balance	58,749,106	494,157,400	261,461,785
Number of Mortgage Loans	140	918	466
Average Principal Balance	424,065	540,433	561,668
Weighted Average Gross Mortgage Rate	5.236%	5.639%	5.928%
Weighted Average Net Mortgage Rate	4.871%	5.378%	5.644%
Weighted Average Maturity	353	357	358
Weighted Average Seasoning	7	3	2
Weighted Average Months to Roll	29	57	82
ARM Index	LY1(89%), LM6(6%)	LY1(67%), CMT(33%)	LY1(76%), LM6(23%)
	CMT(5%)	LM6(0%)	CMT(1%)
Weighted Average Gross Margin	2.30%	2.43%	2.20%
Weighted Average Net Margin	1.93%	2.17%	1.92%
Initial Periodic Rate Cap	2.00%	4.80%	4.98%
Subsequent Periodic Rate Cap	1.94%	2.00%	1.77%
Lifetime Rate Cap	5.94%	5.07%	5.01%
Weighted Average Loan-to-Value	75%	73%	73%
Weighted Average FICO Score	729	735	729
Geographic Distribution	CA(21%),VA(20%)	CA(38%),VA(8%)	CA(43%),FL(6%)
Percent Owner Occupied	93%	90%	93%
Percent Single Family / PUD	93%	82%	87%
Interest Only	69%	83%	88%
Primary Servicer	Chase	Countrywide	Countrywide
Other Servicers	PHH,MidAmerica,	Wells,Chase,PHH
	Countrywide,Wells

JP Morgan Securities Inc.

JP Morgan Securities Inc.				Deal Summary Report					jpm
			Assumptions						Collateral
Settlement	31-Jan-2006		Prepay		25 CPR				Balance	WAC WAM		Age	WAL	Dur
1st Pay Date	25-Feb-2006		Default		0 CDR				$814,368,291.01	5.703 357		3	3.43
			Recovery		0 months
			Severity		0%
Tranche	Balance	Coupon	Principal	Avg	Dur	Yield	Spread	Bench	Price	$@1bp	Accrued	NetNet	Dated	Notes
Name			Window	Life			bp		%		Int(M)	(MM)	Date
1PT3	56,399,100.00	4.870567	02/06 - 06/08	1.71									01-Jan-06	WAC
SUBS	32,574,791.01	5.427087	02/06 - 01/36	6.05									01-Jan-06	WAC
2PT5	100,000,000.00	5.378217	02/06 - 10/10	2.53									01-Jan-06	WAC
2F5	237,364,400.00	5.378217	02/06 - 5/09	1.40									01-Jan-06	WAC
2M5	31,696,000.00	5.378217	05/09 - 04/10	3.75									01-Jan-06	WAC
2L5	105,330,700.00	5.378217	04/10 - 10/10	4.70									01-Jan-06	WAC
3PT7	100,000,000.00	5.644499	02/06 - 11/12	2.91									01-Jan-06	WAC
3F7	113,403,700.00	5.644499	02/06 - 09/10	1.80									01-Jan-06	WAC
3L7	37,599,600.00	5.64449	09/10 - 11/12	6.26									01-Jan-06	WAC

Yield Curve							Swap Curve
Mat	6MO	2YR	3YR	5YR	10YR	30YR	3MO	6MO	1YR	2YR	3YR	4YR	5YR	7YR
Yld	4.340	4.359	4.318	4.30	4.34	4.48	4.544	4.710	4.850	4.813	4.805	4.819	4.832	4.860

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.